Exhibit 10.35

Trust Agreement
This Trust Agreement, dated as of the first day of January, 2019 (“Effective Date”), is between Oceaneering International, Inc., a Delaware corporation, having an office at 11911 FM 529, Houston, Texas 77041 (“Sponsor”), and Fidelity Management Trust Company (the “Trustee”), a Massachusetts trust company, having an office at 245 Summer Street, Boston, Massachusetts 02210.
Article 1. Overview; Roles
Sponsor is the sponsor of the Oceaneering Retirement Investment Plan (the “Plan”).
Sponsor wishes to establish, pursuant to the provisions of this trust agreement (including any Schedules, Exhibits and Attachments hereto, as the same may be amended and in effect from time to time) (the “Trust Agreement”), a single trust, to be administered as a Massachusetts trust governed by the laws of the Commonwealth of Massachusetts, and to hold and invest assets of the Plan for the exclusive benefit of Participants in the Plan and their beneficiaries (the “Trust”).
Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary.
Sponsor also wishes to have an affiliate of Trustee perform certain ministerial recordkeeping and related functions with respect to the Plan(s) pursuant to a separate Recordkeeping and Related Services Agreement (the “Recordkeeping Agreement”).
Each capitalized term used herein shall have the meaning ascribed to such term under the Recordkeeping Agreement unless otherwise defined herein or the context clearly indicates otherwise.
Article 2. Trust
The Trust shall consist of (i) an initial contribution of money or other property acceptable to Trustee in its sole discretion, made by Sponsor or transferred from a previous trustee under the Plan, (ii) such additional sums of money or other property acceptable to Trustee in its sole discretion, as shall from time to time be delivered to Trustee under the Plan, (iii) all investments made therewith and proceeds thereof, and (iv) all earnings and profits thereon, less the payments that are made by Trustee as provided herein. Trustee hereby accepts the Trust and shall be accountable for the assets received by it, subject to the terms hereof. Sponsor and Named Fiduciary of the Plan retain the right to hold other Plan assets in a trust or insurance contract separate and apart from the Trust, and Trustee shall have no responsibilities with respect to such trust or insurance contract except as specifically set forth herein. Any successor to all or substantially all of Trustee’s trust business as described in Section 9.4 and any successor trustee appointed pursuant to Section 9.4 to the extent such successor agrees to serve as trustee hereunder shall, absent Sponsor’s written indications to the contrary, become Trustee hereunder.
Article 3. Exclusive Benefit and Reversion of Sponsor Contributions
Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration. No assets of the Plan shall revert to Sponsor, except as specifically permitted by the terms of the Plan.

Article 4. Investment of Trust
Trustee shall be responsible for providing services hereunder solely with respect to those investment options set forth in Attachment A hereto which have been designated by the Named Fiduciary in its sole discretion. Although the Named Fiduciary retains sole discretion as to the investment options for the Plan, Trustee shall not, absent its written consent, be required to provide services with respect to other investment options that the Named Fiduciary seeks to add to the Trust. Except where stated otherwise in this Trust Agreement by explicit reference to Plan assets being held outside the Trust, (i) all obligations of Trustee hereunder (including all services to be performed by Trustee) with respect to the Plan shall be performed solely with respect to the investment options set forth in the Recordkeeping Agreement or herein, and (ii) no other investments that may be held under a separate trust or insurance product with respect to the Plan shall be considered by Trustee in its performance of its obligations. Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in stable value investments managed by Trustee or collective investment funds maintained by Trustee for qualified plans, and where such investments vehicles are listed in the Recordkeeping Agreement or herein as available investment options.
If the Sponsor or Named Fiduciary has determined that Sponsor Stock shall be included as an available investment option under the Trust, the provisions of Attachment B hereto shall apply to such investments.
Article 5. Sponsor Direction; Trustee Powers
Trustee shall follow the terms of this Trust Agreement except as otherwise required by law. Sponsor hereby directs Trustee to exercise the following powers and authority in Trustee's role as directed trustee as necessary to carry out its responsibilities under this Trust Agreement:
1.Subject to the ongoing direction of Participants and/or appropriate Plan fiduciaries (as described herein), sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with Trustee shall be bound to see to the application of the purchase money or other property delivered to Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
2.    Cause securities or other property held as part of the Trust to be (i) registered in Trustee's own name, in the name of one or more of its nominees, or in Trustee's account with the Depository Trust Company of New York, or (ii) held in bearer form, but the books and records of Trustee shall at all times show that all such investments are part of the Trust.
3.    Keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.
4.    Make, execute, acknowledge, and deliver any and all documents of transfer or conveyance in order to carry out the powers herein granted.
5.    Borrow funds from a bank not affiliated with Trustee in order to provide sufficient liquidity to timely process Plan transactions where Sponsor or Named Fiduciary directs that investments requiring such liquidity be held in the Trust; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. Sponsor acknowledges that it has received the disclosure on Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 before executing this Trust Agreement if applicable.

6.    In accordance with this paragraph, (i) settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust, (ii) commence or defend suits or legal or administrative proceedings, (iii) represent the Trust in all suits and legal and administrative hearings, and (iv) pay all reasonable expenses arising from any such action from the Trust if not paid by Sponsor. Trustee shall take action on behalf of the Trust with respect to any claim or dispute relating to the Trust only upon the written direction of the relevant fiduciary (which, for this purpose, shall be the fiduciary designated in writing by the Named Fiduciary for such purpose, and in the absence of such designation, shall be the Named Fiduciary). In the absence of such a direction, Trustee shall have (i) no authority to take action with respect to such claim or dispute even as to ministerial, nondiscretionary acts (for example, without limitation, the execution and delivery on behalf of the Trust of forms, pleadings, agreements, or other documents in connection with (A) the commencement, prosecution, or defense of a claim or dispute in litigation, arbitration, or other proceedings, (B) the settlement or compromise of a claim or dispute, or (C) the joining or opting out from a class action), (ii) no duty to request that the relevant fiduciary provide a direction or to question any direction of the relevant fiduciary in connection with any such claim or dispute, and (iii) no duty to act upon, consider, or respond to demands by Plan Participants or anyone other than the relevant fiduciary in connection with any claim or dispute.
7.    Employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Trust Agreement and pay their reasonable expenses and compensation from the Trust if not paid by Sponsor.
8.    As directed by the Named Fiduciary or other authorized fiduciary from time to time, invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest-bearing accounts with Trustee or money market mutual funds advised by affiliates of Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the IRS. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.
9.    Do all other acts, although not specifically mentioned herein, as Trustee may deem necessary to carry out any of the foregoing directions or responsibilities under this Trust Agreement seeking further direction or instruction from Sponsor or other appropriate fiduciary where, and to the extent, Trustee is required as a directed trustee to do so.
Article 6. Services to Be Performed
6.1 Accounts. Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within 30 days following each Reporting Date or within 60 days of a Reporting Date caused by the resignation or removal of Trustee, Trustee shall file with the Administrator a written account setting forth (i) all investments, receipts, disbursements, and other transactions effected by Trustee between the Reporting Date and the prior Reporting Date, and (ii) the value of the Trust as of the Reporting Date.

Except as otherwise required under ERISA, upon the expiration of 6 months from the date of filing such account, Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account (or any Participant-level report provided to a Participant), except with respect to such acts or transactions as to which a written objection shall have been filed with Trustee by Sponsor or any Participant within such 6-month period.
6.2 Nature of Services. All services are of a directed nature to be performed within the framework of Sponsor’s written directions regarding the Plan’s provisions, guidelines and interpretations, and Trustee will have no discretionary authority or responsibility for (i) any Plan’s management or administration, or (ii) investment of a Plan’s assets. The relationship of Trustee to the Plan(s) will be that of a directed trustee. Trustee does not provide, and Sponsor shall not construe any services as, tax or legal advice. Sponsor must obtain its own legal and tax counsel for advice on Plan design appropriate for its specific situation and on legal and tax issues pertaining to the administration of its Plans. Services will be provided by Trustee, its agents, subcontractors, or affiliates; provided that Trustee shall be responsible for the performance of such services under this Agreement by its agents, subcontractors or affiliates to the same extent as if such Services had been performed by Trustee. Where specifically noted herein, certain services may be provided pursuant to one or more other contractual agreements or relationships.
Article 7. Expenses
All expenses of Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any other reasonable expenses of Plan administration as determined and directed by the Administrator, may be a charge against and paid from the appropriate Participants' accounts.
Article 8. Indemnification and Co-Fiduciary Liability
8.1 Indemnification. Sponsor shall indemnify Trustee with respect to any third-party claims or regulatory proceedings asserted or commenced against Trustee to the extent such claim or proceeding is the result of any act done, or an act failed to be done, by any individual or person with respect to the Plans or Trust, excepting only those Losses asserted as part of such claim or proceeding that result from Trustee's negligence or willful misconduct under, or breach of the terms of, this Trust Agreement. Trustee shall indemnify Sponsor with respect to any third-party claims or regulatory proceedings asserted or commenced against Sponsor to the extent Losses asserted as part of such any such claim or proceeding result from Trustee’s negligence or willful misconduct under, or breach of the terms of, this Trust Agreement. Any reference to Sponsor or Trustee as an indemnified Party shall be deemed to include their respective directors, officers, affiliates, and subsidiaries.
8.2 Co-Fiduciary Liability. Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in Section 405(a) of ERISA.
8.3 Appointment of Investment Manager. This Section is intended to authorize appointment of an investment manager as contemplated in Section 402(c)(3) of ERISA. Sponsor may appoint an investment manager with respect to some or all of the assets of the Trust in connection with outside managed separate investment funds or for other purposes as directed by the Sponsor. The appointment of any investment manager shall be made by an officer of Sponsor or other named fiduciary authorized by a resolution of Sponsor's board of directors to make such appointments. The authority of the investment manager shall not begin until Trustee receives from Sponsor notice satisfactory to Trustee that the investment manager has been appointed and that the investment manager has acknowledged in writing that with respect to the relevant assets he, she or it is a fiduciary with respect to the Plan within the meaning of ERISA. The investment manager's authority shall continue until Trustee receives similar notice that the appointment has been rescinded. By notifying Trustee of the appointment of an investment manager, Sponsor shall be deemed to warrant that such investment manager meets the requirements of Section 3(38) of ERISA, but Trustee may demand independent evidence that any investment manager meets those requirements. The assets with respect to which a particular investment manager has been appointed shall be segregated from all other assets held by Trustee under this Trust Agreement and the investment manager shall have the duty and power to direct Trustee in every aspect of their investment. Trustee shall follow the directions of an investment manager regarding the investment and reinvestment of the Trust, or such portion thereof as shall be under management by the investment manager, and shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor make any recommendations with respect to the disposition or continued retention of any such investment. Trustee shall have no liability or responsibility for acting without question on the direction of, or failing to act in the absence of any direction from, an investment manager, unless Trustee has knowledge that by such action or failure to act it will be participating in or undertaking to conceal a breach of fiduciary duty by that investment manager. Upon request, Trustee shall execute appropriate powers of attorney authorizing an investment manager appointed hereunder to exercise the powers and duties of trustee. Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued or given by an investment manager which Trustee believes (i) to be genuine, and (ii) to have been issued or given by such investment manager. An investment manager shall certify in a timely manner, at the request of Trustee, the value of any securities or other property held in any fund managed by such investment manager, and such certification shall be regarded as a direction with regard to such valuation. Trustee shall be entitled to conclusively rely upon such valuation. Any oral direction shall be followed by a written confirmation as soon as practical. Trustee shall follow the procedures established by Sponsor to validate such oral directions.
Article 9. Resignation or Removal of Trustee; Termination
9.1 Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions hereof relating to amendment, modification, and termination of this Trust Agreement.
9.2 Resignation and Removal. Trustee may resign, and Sponsor may remove Trustee, in either case by terminating this Trust Agreement upon at least 180 days’ prior written notice to the other; provided, however, that the receiving party may agree, in writing, to a shorter notice period.
9.3 Failure to Appoint Successor. If, by the termination date, Sponsor does not notify Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. Sponsor shall reimburse Trustee for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.
9.4 Successor Trustee. If the office of trustee becomes vacant for any reason, Sponsor may in writing appoint a successor trustee under this Trust Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to Trustee under this Trust Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust. As of the date the successor trustee accepts its appointment under this Trust Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee. Any successor to Trustee or successor trustee, either through sale or transfer of the business or trust department of Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Trust Agreement.
Article 10. Inclusion of Additional Terms
Both Trustee and Sponsor agree to the Sections or Articles of the Recordkeeping Agreement pertinent to the Plans included in the Trust that are (i) under the headings of “Fees”, “Taxes”, “Confidentiality; Safeguarding of Data”, “Termination Assistance Services”, “Audit” or “Type II SOC” (as applicable)”, “Proprietary Rights”, “Compliance with Laws”, “Plan Benefits Litigation”, “Limitation on Damages”, “Client Responsibilities”, “Disputes”, “Amendments” “Electronic Nature of Services”, “Mutuality of Drafting”, “Fidelity Not Insurer, Guarantor”, “Duty to Mitigate Damages”, “No Waiver”, “Notice”, “Warranties”, “Severability”, “Publicity”, “Entire Agreement”, “Rules of Construction; Conflicts”, “Disclaimer”, “Survival”, “Counterparts”, “Force Majeure”, “Assignment”, and “Disabling Codes” in the body of the Recordkeeping Agreement, or (ii) included in Schedule B-1, Part II (DC Terms and Conditions) to the Recordkeeping Agreement, as though such provisions were contained in this Trust Agreement, mutatis mutandis (including, without limitation, revising where appropriate references to “Fidelity” to refer to “Trustee”, references to “Client” to refer to “Sponsor”, and references to the Recordkeeping Agreement to refer to this Trust Agreement) except to the extent this Trust Agreement clearly provides otherwise. For purposes of clarity, where a particular provision (i) assigns to Fidelity a general obligation (such as the duty to protect Client’s Confidential Information), or (ii) limits or disclaims responsibility on the part of Fidelity, such duty, limitation or disclaimer shall be similarly applied to Trustee whereas the inclusion of any provision describing Fidelity’s responsibility for performing a particular service under the Recordkeeping Agreement should not be read as imposing a duplicative requirement that Trustee provide, or be responsible for, that same service. Similarly, duties and responsibilities assigned or reserved to Client under such sections shall be deemed to apply to Sponsor hereunder.
Article 11. Governing Law
The validity, construction, and effect of this Trust Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts-of-laws or choice-of-law provisions), except to the extent those laws are superseded under Section 514 of ERISA. Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Trust Agreement, the provisions of this Trust Agreement shall control.
Article 12. Electronic Signature
In the event the Parties have agreed to utilize an electronic signature process, each Party represents that its electronic signature below is intended to authenticate this writing and to have the same force and effect as a manual signature.

By signing below, the Parties agree to the terms of this Trust Agreement and the undersigned represent that they are authorized to execute this Trust Agreement on behalf of the respective Parties.

Oceaneering International, Inc.	Fidelity Management Trust Company
By: /S/ DAVID K. LAWRENCE	By: /S/ P.C. BERNDT
Name: David Lawrence	Name: P.C. Berndt
Title: Sr. V.P., General Counsel & Secretary	Title: Senior Vice President, WI RelMgmt
Date: 12/13/2018 | 4:18 PM EST	Date: 12/13/2018 | 3:13 PM PST